SARASOTA, FL, March 31, 2025 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, announced today that it has streamlined the structure of its Electronics Segment with the naming of Billy Aldridge as Senior Vice President, Managing Director, Electronics Segment. Mr. Aldridge replaces Lee Wichlacz who has been separated from the Company. We thank Mr. Wichlacz for his two years of service and wish him the best in his future endeavors.

“We believe the realignment within our Electronics Segment will enhance customer engagement, sharpen the focus on our new go-to-market strategy and streamline day-to-day operations. As a result, the Electronics Segment is well positioned to drive our strategic initiatives and intensify attention on our 2025 objectives,” said Sean Bagan, President, Chief Executive Officer, and Chief Financial Officer of Helios. “Billy has demonstrated strong leadership, deep customer relationships, and excellent operational knowledge. I have great confidence in his ability to take the Electronics Segment to the next level.”

Mr. Aldridge has served as the Senior Vice President, Managing Director of Enovation Controls since May 3, 2021, and will now have responsibility for the complete group of operations that comprise the Electronics segment. He joined FW Murphy, a division of Enovation Controls, in 2008 as the OEM Sales Manager where he grew the marine market prior to stepping into a Director position in 2015 and then in 2018 moving to the Vice President of Business Development. Mr. Aldridge joined MerCruiser/Mercury, part of the Brunswick Corporation in 2000, where he earned his Lean Six Sigma and worked in many different functional areas including Supply Chain, Program Management & OEM Sales. He has a bachelor’s degree in Sociology from Oklahoma State University.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisitions. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Streamlines Leadership in Electronics Segment

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Streamlines Leadership in Electronics Segment

March 31, 2025	Page 2 of 2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements in the various quotations. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, actual results may differ materially from the Company’s expectations. Factors that could cause actual results to differ from expectations include the ability to successfully implement its strategy, including the Company’s profit recovery and growth plan; successfully transition its leadership; and those other factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company assumes no responsibility to update forward-looking statements made herein or otherwise, and such statements are made on the basis of views and assumptions regarding future events as of the time such statements are made.

Investor and Media contacts:

Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333
tania.almond@HLIO.com

Deborah Pawlowski
Alliance Advisors IR
(716) 843-3908
dpawlowski@allianceadvisors.com

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Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200